Exhibit 99.1

Greg Parker
Investor Relations
210.220.5632
or
Bill Day
Media Relations
210.220.5427

FOR IMMEDIATE RELEASE
April 26, 2017

CULLEN/FROST REPORTS FIRST QUARTER RESULTS

SAN ANTONIO -- Cullen/Frost Bankers, Inc. (NYSE:CFR) today reported first quarter 2017 results. The company’s net income available to common shareholders for the first quarter of 2017 was $82.9 million, compared to $66.8 million in the first quarter of 2016. On a per-share basis, net income was $1.28 per diluted common share, compared to $1.07 per diluted common share reported a year earlier. Returns on average assets and common equity were 1.12 percent and 11.55 percent, respectively, compared to 0.96 percent and 9.55 percent, respectively, for the same period a year earlier.

For the first quarter of 2017, net interest income on a taxable-equivalent basis increased 10.1 percent to $252.4 million, compared to the $229.2 million reported for the same quarter of 2016. Average loans for the first quarter of 2017 increased $592.1 million, or 5.1 percent, to $12.1 billion, from the $11.5 billion reported for the first quarter a year earlier. Average deposits for the quarter were $25.8 billion compared to $24.0 billion reported for last year's first quarter, an increase of 7.8 percent.

“We continue to build momentum from the last half of 2016, particularly in net interest income and loan growth,” said Cullen/Frost Chairman and CEO Phil Green.

“Frost is well-positioned to continue growing in a higher interest rate environment, and at the same time, we have never lost sight of our culture and our value proposition, which have served us so well. In February, Frost received 33 national and regional Greenwich Excellence awards for satisfaction in small-business and middle-market banking and treasury management. That's more than any other bank in the country, and having a third party like Greenwich acknowledge it shows the commitment that Frost and our Frost bankers have made to providing high quality customer service.”

Noted financial data for the first quarter of 2017 follows:

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The Common Equity Tier 1, Tier 1 and Total Risk-Based Capital Ratios at the end of the first quarter of 2017 were 12.71 percent, 13.50 percent and 15.62 percent, respectively, and continue to be in excess of well-capitalized levels. Current capital ratios exceed Basel III fully phased-in requirements.

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Net-interest income on a taxable equivalent basis for the first quarter of 2017 totaled $252.4 million, an increase of 10.1 percent, compared to $229.2 million for the same period a year ago. This increase is mainly due to an increase in the volume of earning assets in both loans and securities, combined with higher yields on loans and cash balances that we maintain at the Federal Reserve. The net interest margin was 3.64 percent for the first quarter of 2017, an increase over the 3.58 percent reported for the first quarter of 2016 and 3.55 percent for the fourth quarter of 2016. The increase in the net interest margin compared to a year ago was primarily driven by an increase in the yield on earning assets from the first quarter of 2016 to the first quarter of 2017 impacted by the December 2016 Federal Reserve rate hike and to a lesser extent the March 2017 rate hike.

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Non-interest income for the first quarter of 2017 totaled $83.7 million, a decrease of $12.4 million, or 12.9 percent, compared to $96.1 million reported for the first quarter of 2016. This decrease resulted primarily from a pre-tax gain of $14.9 million realized from the sale of securities in the first quarter of 2016. Trust and investment management fees were $26.5 million, up $1.1 million, or 4.5 percent, from the first quarter of 2016. Investment fees were up $1.5 million, or 7.3 percent, and were partially offset by lower estate fees, down $212,000, and lower oil and gas fees, down $118,000. Insurance commissions and fees were $13.8 million, down $1.6 million, or 10.4 percent, compared to the $15.4 million reported in the first quarter a year earlier. Most of this decrease was due to lower property and casualty company bonuses down $2.6 million, offset in part by higher benefit commissions up $1.3 million. Other income was up $1.4 million from last year’s first quarter and included sundry and other miscellaneous income up $735,000, and public finance underwriting fees up $556,000.

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Non-interest expense was $187.9 million for the quarter, up $8.8 million or 4.9 percent compared to the $179.2 million reported for the first quarter a year earlier. Total salaries rose $3.2 million, or 4.1 percent, to $82.5 million, and were impacted by normal annual merit and market increases combined with increases in new employees and stock compensation expense. Employee benefits were up $1.3 million, or 6.5 percent, due mainly to an $896,000 increase in payroll taxes and a $592,000 increase in expenses related to our 401(k) and profit sharing plans. Net occupancy expense rose $2.1 million, or 11.9 percent, mostly due to a $1.1 million increase in lease expense and an increase of $443,000 in repairs and maintenance/service contracts expense. Higher property taxes, up $338,000, and higher utilities expense, up $275,000 also contributed to the increase. Deposit insurance expense was up $1.3 million from last year's first quarter totaling $4.9 million. This increase was primarily due to an increase in the assessment rate impacted by a new surcharge as well as an increase in assets.

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For the first quarter of 2017, the provision for loan losses was $8.0 million, compared to net charge-offs of $7.9 million, compared with $8.9 million and $5.7 million, respectively, for the fourth quarter of 2016. For the first quarter of 2016, the provision for loan losses was $28.5 million, compared to net charge-offs of $2.5 million. The allowance for loan losses as a percentage of total loans was 1.26 percent at March 31, 2017, compared to 1.40 percent at the end of the first quarter of 2016. Non-performing assets were $118.2 million at the end of the first quarter of 2017, compared to $180.0 million at the end of the first quarter of 2016 and $102.6 million at the end of the fourth quarter of 2016.

Cullen/Frost Bankers, Inc. will host a conference call on Wednesday, April 26, 2017, at 10 a.m. Central Time (CT) to discuss the results for the quarter. The media and other interested parties are invited to access the call in a “listen only” mode at 1-800-944-6430. Digital playback of the conference call will be available after 2 p.m. CT until midnight Sunday, April 30, 2017 at 855-859-2056 with Conference ID # of 9304464. The call will also be available by webcast at the URL listed below and available for playback after 2 p.m. CT. After entering the Web site, www.frostbank.com, scroll down to the bottom of the home page. Under Company Information, click on Investor Relations.

Cullen/Frost Bankers, Inc. (NYSE: CFR) is a financial holding company, headquartered in San Antonio, with $30.5 billion in assets at March 31, 2017. One of the 50 largest U.S. banks, Frost provides a wide range of banking, investments and insurance services to businesses and individuals across Texas in the Austin, Corpus Christi, Dallas, Fort Worth, Houston, Permian Basin, Rio Grande Valley and San Antonio regions. Founded in 1868, Frost has helped clients with their financial needs during three centuries. Additional information is available at frostbank.com.

Forward-Looking Statements and Factors that Could Affect Future Results

Certain statements contained in this Earnings Release that are not statements of historical fact constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 (the “Act”), notwithstanding that such statements are not specifically identified as such. In addition, certain statements may be contained in our future filings with the SEC, in press releases, and in oral and written statements made by us or with our approval that are not statements of historical fact and constitute forward-looking statements within the meaning of the Act. Examples of forward-looking statements include, but are not limited to: (i) projections of revenues, expenses, income or loss, earnings or loss per share, the payment or nonpayment of dividends, capital structure and other financial items; (ii) statements of plans, objectives and expectations of Cullen/Frost or its management or Board of Directors, including those relating to products or services; (iii) statements of future economic performance; and (iv) statements of assumptions underlying such statements. Words such as “believes”, “anticipates”, “expects”, “intends”, “targeted”, “continue”, “remain”, “will”, “should”, “may” and other similar expressions are intended to identify forward-looking statements but are not the exclusive means of identifying such statements.
Forward-looking statements involve risks and uncertainties that may cause actual results to differ materially from those in such statements. Factors that could cause actual results to differ from those discussed in the forward-looking statements include, but are not limited to:

•	Local, regional, national and international economic conditions and the impact they may have on us and our customers and our assessment of that impact.

•	Volatility and disruption in national and international financial and commodity markets.

•	Government intervention in the U.S. financial system.

•	Changes in the mix of loan geographies, sectors and types or the level of non-performing assets and charge-offs.

•	Changes in estimates of future reserve requirements based upon the periodic review thereof under relevant regulatory and accounting requirements.

•	The effects of and changes in trade and monetary and fiscal policies and laws, including the interest rate policies of the Federal Reserve Board.

•	Inflation, interest rate, securities market and monetary fluctuations.

•	The effect of changes in laws and regulations (including laws and regulations concerning taxes, banking, securities and insurance) with which we and our subsidiaries must comply.

•	The soundness of other financial institutions.

•	Political instability.

•	Impairment of our goodwill or other intangible assets.

•	Acts of God or of war or terrorism.

•	The timely development and acceptance of new products and services and perceived overall value of these products and services by users.

•	Changes in consumer spending, borrowings and savings habits.

•	Changes in the financial performance and/or condition of our borrowers.

•	Technological changes.

•	Acquisitions and integration of acquired businesses.

•	Our ability to increase market share and control expenses.

•	Our ability to attract and retain qualified employees.

•	Changes in the competitive environment in our markets and among banking organizations and other financial service providers.

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The effect of changes in accounting policies and practices, as may be adopted by the regulatory agencies, as well as the Public Company Accounting Oversight Board, the Financial Accounting Standards Board and other accounting standard setters.

•	Changes in the reliability of our vendors, internal control systems or information systems.

•	Changes in our liquidity position.

•	Changes in our organization, compensation and benefit plans.

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The costs and effects of legal and regulatory developments, the resolution of legal proceedings or regulatory or other governmental inquiries, the results of regulatory examinations or reviews and the ability to obtain required regulatory approvals.

•	Greater than expected costs or difficulties related to the integration of new products and lines of business.

•	Our success at managing the risks involved in the foregoing items.

Forward-looking statements speak only as of the date on which such statements are made. We do not undertake any obligation to update any forward-looking statement to reflect events or circumstances after the date on which such statement is made, or to reflect the occurrence of unanticipated events.

Cullen/Frost Bankers, Inc.
CONSOLIDATED FINANCIAL SUMMARY (UNAUDITED)
(In thousands, except per share amounts)

	2017	2016
	1st Qtr	4th Qtr	3rd Qtr	2nd Qtr(2)	1st Qtr(2)
CONDENSED INCOME STATEMENTS
Net interest income	$208,509	$201,603	$194,507	$190,502	$189,724
Net interest income (1)	252,393	244,961	235,665	230,158	229,173
Provision for loan losses	7,952	8,939	5,045	9,189	28,500
Non-interest income:
Trust and investment management fees	26,470	26,434	26,451	26,021	25,334
Service charges on deposit accounts	20,769	20,434	20,540	19,865	20,364
Insurance commissions and fees	13,821	11,342	11,029	9,360	15,423
Interchange and debit card transaction fees	5,574	5,531	5,435	5,381	5,022
Other charges, commissions and fees	9,592	9,798	10,703	10,069	9,053
Net gain (loss) on securities transactions	—	109	(37)	—	14,903
Other	7,474	19,786	7,993	7,321	6,044
Total non-interest income	83,700	93,434	82,114	78,017	96,143

Non-interest expense:
Salaries and wages	82,512	81,851	79,411	78,106	79,297
Employee benefits	21,625	16,754	17,844	17,712	20,305
Net occupancy	19,237	17,996	18,202	18,242	17,187
Furniture and equipment	17,990	17,734	17,979	17,978	17,517
Deposit insurance	4,915	5,016	4,558	4,197	3,657
Intangible amortization	458	560	586	619	664
Other	41,178	53,940	41,925	42,591	40,532
Total non-interest expense	187,915	193,851	180,505	179,445	179,159
Income before income taxes	96,342	92,247	91,071	79,885	78,208
Income taxes	11,401	8,528	10,852	8,378	9,392
Net income	84,941	83,719	80,219	71,507	68,816
Preferred stock dividends	2,016	2,016	2,016	2,015	2,016
Net income available to common shareholders	$82,925	$81,703	$78,203	$69,492	$66,800

PER COMMON SHARE DATA
Earnings per common share - basic	$1.29	$1.29	$1.24	$1.12	$1.07
Earnings per common share - diluted	1.28	1.28	1.24	1.11	1.07
Cash dividends per common share	0.54	0.54	0.54	0.54	0.53
Book value per common share at end of quarter	46.20	45.03	47.98	48.22	45.94

OUTSTANDING COMMON SHARES
Period-end common shares	63,916	63,474	62,891	62,049	61,984
Weighted-average common shares - basic	63,738	63,157	62,450	61,960	61,929
Dilutive effect of stock compensation	999	881	691	497	70
Weighted-average common shares - diluted	64,737	64,038	63,141	62,457	61,999

SELECTED ANNUALIZED RATIOS
Return on average assets	1.12%	1.09%	1.07%	0.99%	0.96%
Return on average common equity	11.55	11.03	10.31	9.70	9.55
Net interest income to average earning assets (1)	3.64	3.55	3.53	3.57	3.58

(1) Taxable-equivalent basis assuming a 35% tax rate
(2) Certain items in prior financial statements have been reclassified to conform to the current presentation in connection with the early adoption of a new accounting standard which requires all income tax effects related to settlements of share-based payment awards be reported in earnings as an increase or decrease to income tax expense.

Cullen/Frost Bankers, Inc.
CONSOLIDATED FINANCIAL SUMMARY (UNAUDITED)

	2017	2016
	1st Qtr	4th Qtr	3rd Qtr	2nd Qtr	1st Qtr
BALANCE SHEET SUMMARY
($ in millions)
Average Balance:
Loans	$12,090	$11,726	$11,457	$11,537	$11,498
Earning assets	28,007	27,677	27,051	26,183	25,943
Total assets	30,144	29,835	29,132	28,240	28,081
Non-interest-bearing demand deposits	10,726	10,454	10,002	9,617	10,059
Interest-bearing deposits	15,095	14,952	14,650	14,405	13,897
Total deposits	25,821	25,406	24,652	24,022	23,956
Shareholders' equity	3,055	3,091	3,161	3,025	2,958

Period-End Balance:
Loans	$12,186	$11,975	$11,581	$11,584	$11,542
Earning assets	28,475	28,025	27,466	26,789	26,298
Goodwill and intangible assets	661	662	662	662	663
Total assets	30,525	30,196	29,603	28,976	28,400
Total deposits	26,142	25,812	25,108	24,287	24,157
Shareholders' equity	3,097	3,003	3,162	3,137	2,992
Adjusted shareholders' equity (1)	3,103	3,027	2,946	2,855	2,813

ASSET QUALITY
($ in thousands)
Allowance for loan losses:	$153,056	$153,045	$149,773	$149,714	$161,880
As a percentage of period-end loans	1.26%	1.28%	1.29%	1.29%	1.40%

Net charge-offs:	$7,941	$5,667	$4,986	$21,355	$2,479
Annualized as a percentage of average loans	0.27%	0.19%	0.17%	0.74%	0.09%

Non-performing assets:
Non-accrual loans	$116,176	$100,151	$96,833	$85,130	$177,455
Restructured loans	—	—	1,946	1,946	—
Foreclosed assets	2,042	2,440	2,158	2,375	2,572
Total	$118,218	$102,591	$100,937	$89,451	$180,027
As a percentage of:
Total loans and foreclosed assets	0.97%	0.86%	0.87%	0.77%	1.56%
Total assets	0.39	0.34	0.34	0.31	0.63

CONSOLIDATED CAPITAL RATIOS
Common Equity Tier 1 Risk-Based Capital Ratio	12.71%	12.52%	12.40%	11.90%	11.82%
Tier 1 Risk-Based Capital Ratio	13.50	13.33	13.24	12.73	12.66
Total Risk-Based Capital Ratio	15.62	14.93	14.86	14.36	14.39
Leverage Ratio	8.34	8.14	8.18	8.13	7.96
Equity to Assets Ratio (period-end)	10.15	9.94	10.68	10.82	10.54
Equity to Assets Ratio (average)	10.14	10.36	10.85	10.71	10.53

(1) Shareholders' equity excluding accumulated other comprehensive income (loss).